UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 23, 2014 (December 18, 2014)
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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37934 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2014, Team Health Holdings, Inc. and Team Health, Inc. (collectively, the “Company”) entered into an amendment (the “Amendment”) to Dr. H. Lynn Massingale’s Amended and Restated Employment Agreement with the Company dated as of November 25, 2009, as previously amended (the “Employment Agreement”). During 2014, Dr. Massingale was significantly involved in the search for a new Chief Executive Officer (“CEO”). Following Mr. Snow’s promotion to CEO, the Board of Directors and Dr. Massingale determined that it was in the Company’s best interests to redefine Dr. Massingale’s role and to incentivize him to remain employed at the Company. Pursuant to the terms of the Amendment, Dr. Massingale’s Employment Agreement outlines the conditions of his employment with the Company through December 31, 2017. Additionally, the Amendment provides for the following changes to Dr. Massingale’s Employment Agreement:

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The Company and Dr. Massingale have agreed to a change in his responsibilities that more effectively leverages his skills and complements the new CEO’s. As a result of the new role and responsibilities, the Board has determined that setting the Chairman’s target compensation at 70% of the CEO’s target compensation for 2015 and 2016 is appropriate. Effective January 1, 2017, the Chairman’s target compensation will be set at 50% of the CEO’s target compensation to reflect his anticipated role and responsibilities at that time.

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Dr. Massingale’s severance protection benefits have been reduced and are based on a formula such that the benefits will reduce over time. Specifically, Dr. Massingale’s severance benefit in the event of an involuntary termination without “cause” or termination for “good reason” will equal $2,750,000 reduced (but not below zero) by the aggregate salary and annual bonus payments made to Dr. Massingale for his services rendered from 2015 through 2017.

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In order to incentivize Dr. Massingale’s continued employment with the Company, on December 31, 2014, Dr. Massingale will receive a special retention grant of restricted stock units (“Retention RSUs”) which will have a grant date value of $2,750,000 and will vest in equal annual installments on each of the first three anniversaries of the grant, subject to his continued employment through such vesting dates. The Retention RSUs are subject to accelerated vesting upon Dr. Massingale’s termination of employment by the Company without “cause”, due to his death or “disability” or due to his termination for “good reason”.

•	The ‘good reason’ definition under the Employment Agreement has been amended to conform to Dr. Massingale’s revised duties and responsibilities for the Company.

A form of Dr. Massingale’s Amendment is included in this filing as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

Date: December 22, 2014
By:    /s/ David P. Jones
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Form of Amendment between Dr. Lynn Massingale and Team Health Holdings, Inc.

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